UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  February 23, 2011
(Date of earliest event reported)

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number:   001-31390

Delaware	06-1195422
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2400 Xenium Lane North
Plymouth, Minnesota 55441
(Address of principal executive offices, including zip code)

(763) 551-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Cessation of Role as Interim Chief Financial Officer — As previously disclosed, Michael J. Lyftogt, Vice President, Finance of Christopher & Banks Corporation (the “Company”), was appointed as the Company’s Interim Chief Financial Officer (“Interim CFO”) effective July 15, 2010.  On February 24, 2011, the Company announced the appointment of Mr. Lyftogt as the Company’s Senior Vice President, Chief Financial Officer effective February 24, 2011.  Accordingly, Mr. Lyftogt ceased serving as the Company’s Interim CFO on February 23, 2011.

(c)  Appointment of Chief Financial Officer — On February 23, 2011, the Board of Directors elected Michael J. Lyftogt as Senior Vice President, Chief Financial Officer of the Company effective February 24, 2011.

Mr. Lyftogt, 42, has been with the Company since March 1998.  Prior to his recent election as Senior Vice President, Chief Financial Officer he served as Interim CFO and Chief Accounting Officer from July 15, 2010 until February 23, 2011.  Until his recent election, he also had served as Vice President, Finance of the Company since February 2006.  Mr. Lyftogt also served as Interim CFO from December 2, 2008 to June 15, 2009.  From March 1998, when he joined the Company, through February 2006, Mr. Lyftogt served as the Company’s Controller.  Except as set forth below, there are no arrangements or understandings between Mr. Lyftogt and any other person pursuant to which Mr. Lyftogt was selected as Chief Financial Officer.  Mr. Lyftogt does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be party, nor has Mr. Lyftogt had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.  No family relationship exists between Mr. Lyftogt and any of the Company’s other executive officers or directors.

In connection with his election as Senior Vice President, Chief Financial Officer, the Company awarded Mr. Lyftogt the following equity awards under the Company’s 2005 Stock Incentive Plan:

•                  a non-qualified stock option to purchase that number of shares approximating $75,000 in value using the Black-Scholes valuation method, such award to be valued and made effective as of the close of business on the second day of trading on the New York Stock Exchange following the public announcement of the Company’s financial results for the fourth fiscal quarter and full fiscal year ended February 26, 2011 (the “Valuation Date”), which will vest ratably over a three-year period;

•                  shares of time-based restricted stock approximating $37,500 in value determined as of the Valuation Date, which shares will vest ratably over a three-year period; and

•                  shares of performance-based restricted stock having a value of $56,250 (at maximum) based upon achievement of financial performance targets for the fiscal 2012 — 2013 performance period, all or a portion of which will vest two-thirds on the date that the Company determines that one or both of the performance targets has been met and the remaining one-third of which will vest on the third anniversary of the date of grant.

In addition, Mr. Lyftogt’s annual salary was increased to $250,000 effective February 27, 2011 and he will be a participant in the Company’s annual incentive plan for fiscal 2012, whereby Mr. Lyftogt is eligible to receive, based on the Company’s achievement of certain performance objectives, an annual bonus consisting of both cash and equity that equals approximately 55% of his annual salary in the aggregate.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

99.1        Press release, dated February 24, 2011, of Christopher & Banks Corporation announcing the appointment of Michael Lyftogt as Senior Vice President, Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

By:	/s/ Luke R. Komarek
Luke R. Komarek Senior Vice President, General Counsel and Corporate Secretary

Date: February 24, 2011

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated February 24, 2011, of Christopher & Banks Corporation announcing the appointment of Michael Lyftogt as Senior Vice President, Chief Financial Officer.